Exhibit 10.86

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SASHA WILFRED, derivatively on behalf

of ITT EDUCATIONAL SERVICES,

INC.,

Plaintiff,

v.

KEVIN M. MODANY, JOHN F. COZZI,

THOMAS I. MORGAN, JOHN E. DEAN,

JAMES D. FOWLER, JR., JOANNA T.

LAU, VIN WEBER, SAMUEL L. ODLE,

JOHN A. YENA, DANIEL M.

FITZPATRICK,

Defendants,

and

ITT EDUCATIONAL SERVICES, INC.,

Nominal Defendant.

: : : : : : : : : : : : : : : : : :	Civil Action No. 13-CV-3110 (JPO)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”), dated January 21, 2016, is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (i) plaintiffs to the above-captioned consolidated shareholder derivative action (the “New York Action”), Sasha Wilfred (“Wilfred”) and Janice Nottenkamper (“Nottenkamper”) (collectively, the “New York Plaintiffs”), derivatively on behalf of ITT Educational Services, Inc. (“ITT” or the “Company”); (ii) Michelle Lawrence (“Lawrence” or the “Indiana Federal Plaintiff”), the plaintiff to the shareholder derivative action pending in the U.S. District Court for the Southern District of Indiana (the “Indiana Federal Court”) captioned Lawrence v. Modany, et al., Case No. 14-cv-2106 (the “Indiana Federal Action”), derivatively on behalf of ITT; (iii) William McKee (“McKee” or the “Indiana State Plaintiff”), the plaintiff to the shareholder derivative action pending in the Marion County Superior Court, County of Marion, Indiana (the “Indiana State Court”) captioned McKee v.

Modany, et al., Cause No. 49D07-1507-PL-021891 (the “Indiana State Action”), derivatively on behalf of ITT;1 (iv) nominal defendant ITT; and (v) defendants Kevin M. Modany (“Modany”), Daniel M. Fitzpatrick (“Fitzpatrick”), John F. Cozzi, John E. Dean, James D. Fowler, Jr., Joanna T. Lau, Thomas I. Morgan, Samuel L. Odle, Vin Weber, John A. Yena, and Lloyd G. Waterhouse, all of whom are current or former members of ITT’s Board of Directors (the “Board”) and/or senior officers of ITT (collectively the “Individual Defendants” and, together with ITT, “Defendants”). This Stipulation, subject to the approval of the U.S. District Court for the Southern District of New York (the “Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein) and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

I.	INTRODUCTION

A.	Factual Background

ITT, a Delaware corporation, is a for-profit provider of technology-oriented undergraduate and graduate degree programs. In the years 2007, 2009, and 2010, ITT entered into a series of risk-sharing agreements (“RSAs”) with third-party lenders to increase the availability of private student loans to ITT’s students. Under those RSAs, the Company could face financial liabilities if its students were to default on their student loans beyond certain thresholds. Among other things, Plaintiffs have alleged in the Actions that ITT failed to properly account for its obligations under the RSAs, overstated its financial results, failed to maintain adequate internal controls over financial reporting, and failed to disclose the extent of the risks

[1]

Lawrence and McKee are collectively referred to herein as the “Indiana Plaintiffs,” and the Indiana Federal Action and the Indiana State Action are collectively referred to herein as the “Indiana Actions.” The New York Plaintiffs and the Indiana Plaintiffs are collectively referred to herein as “Plaintiffs,” and the New York Action and the Indiana Actions are collectively referred to herein as the “Actions.”

that ITT faced under the RSAs. Plaintiffs have alleged that, beginning in April 2008, various public statements made by ITT and certain of its executive officers, both in U.S. Securities and Exchange Commission (“SEC”) filings and otherwise, were false and misleading.

The Actions include allegations relating to disclosures and events beginning with the Company’s entrance into an RSA with Sallie Mae in 2007 and continue through at least May 2015. The most recent of these events include the following: on January 4, 2013, ITT announced that it had settled an action brought by Sallie Mae arising out of ITT’s obligations under the 2007 RSA. On February 22, 2013, it was announced that ITT had received a subpoena from the SEC seeking production of documents relating to the RSAs that ITT had entered into in 2009 and 2010. On February 26, 2014, it was announced that the U.S. Consumer Financial Protection Bureau had filed a lawsuit against ITT. On September 19, 2014, the Company announced that it had received a Wells Notice from the SEC, that the Department of Education (“DOE”) had placed ITT on heightened cash monitoring status, and that the DOE had required the Company to post a letter of credit. On October 16, 2014, ITT filed with the SEC certain restated financial results. On May 12, 2015, the SEC filed an action in the Indiana Federal Court against ITT and defendants Modany and Fitzpatrick relating to the Company’s RSAs and accounting and disclosure issues.

B.	Procedural Background

1.	The New York Action

On May 8, 2013, plaintiff Wilfred initiated the New York Action by filing a shareholder derivative action in this Court on behalf of ITT, captioned Wilfred v. Modany, et al., Case No. 13-cv-3110-JPO (the “Wilfred Action”). Plaintiff Wilfred asserted claims against certain of the Individual Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement. On August 6, 2013, Wilfred and the Defendants agreed to stay the Wilfred Action pending further developments in the related federal securities class action captioned In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO-JLC, also pending in this Court (the “New York Securities Action”).2

[2]

On November 2, 2015, the parties in the New York Securities Action entered into a Stipulation and Agreement of Settlement to resolve the New York Securities Action in its entirety. That settlement was preliminarily approved by this Court on November 23, 2015, and a final settlement hearing is scheduled in the New York Securities Action for March 8, 2016.

On May 27, 2014, plaintiff Nottenkamper filed a shareholder derivative action against the Individual Defendants on behalf of ITT in the U.S. District Court for the District of Delaware (the “Delaware Court”), captioned Nottenkamper v. Modany, et al., Case No. 14-cv-00672-GMS (the “Nottenkamper Action”). The Nottenkamper Action in the Delaware Court was substantially similar to the Wilfred Action and raised substantially similar claims.

On September 8, 2014, the Court approved an agreement between Wilfred and the Defendants providing for the continued stay of the Wilfred Action. On October 15, 2014, Wilfred provided notice of voluntary termination of the stay of the Wilfred Action.

On November 14, 2014, plaintiff Nottenkamper filed an amended complaint in the Nottenkamper Action. On November 24, 2014, plaintiff Wilfred filed an amended complaint in the Wilfred Action.

On January 5, 2015, Defendants moved to dismiss or stay the Wilfred Action. On January 13, 2015, Defendants filed a motion to dismiss the Nottenkamper Action, as well as a separate motion to stay the Nottenkamper Action or to transfer the Nottenkamper Action from the Delaware Court to this Court.

On April 29, 2015, the Nottenkamper Action was transferred from the Delaware Court to this Court, Case No. 15-cv-3390, and on May 6, 2015, Nottenkamper moved to consolidate the Nottenkamper Action and the Wilfred Action. On June 2, 2015, Nottenkamper’s motion was denied without prejudice.

On July 2, 2015, Wilfred requested leave to file a second amended complaint in the Wilfred Action, which was granted on July 28, 2015. Additionally, this Court consolidated the Wilfred Action and the Nottenkamper Action, thus forming the New York Action, and appointed

Wilfred as Lead Plaintiff and Wilfred’s attorneys, the Lifshitz Law Firm (the “Lifshitz Firm”), as Lead Counsel in the consolidated New York Action. This Court also denied as moot the pending motions to dismiss that had been fully briefed by the parties in both the Wilfred Action and the Nottenkamper Action.

On August 11, 2015, Nottenkamper moved for reconsideration of this Court’s July 28, 2015 Order. On August 21, 2015, Wilfred filed a consolidated complaint in the New York Action. In connection with efforts to explore the resolution of the New York Action, Defendants produced discovery to Wilfred.

On September 16, 2015, this Court entered an order granting Nottenkamper’s motion for reconsideration, thereby appointing Wilfred and Nottenkamper as Co-Lead Plaintiffs in the New York Action and appointing the Lifshitz Firm and Nottenkamper’s counsel, The Weiser Law Firm, P.C. (the “Weiser Firm”), as Co-Lead Counsel in the New York Action. That same day, this Court also entered a stipulation and order temporarily staying all proceedings in the New York Action to facilitate the parties’ efforts to explore a resolution of the New York Action through settlement. Soon thereafter, Defendants produced the same discovery to Nottenkamper that had been previously provided to Wilfred.

2.	The Indiana Federal Action

On December 23, 2014, plaintiff Lawrence filed the Indiana Federal Action against certain of the Individual Defendants on behalf of ITT in the Indiana Federal Court, making allegations similar to those made in the related securities class action also pending before the Indiana Federal Court, captioned In re ITT Educational Services, Inc. Securities Litigation (Indiana), Case No. 14-cv-01599-TWP-DML (the “Indiana Securities Action”).3 The claims made in the Indiana Federal Action, alleging breach of fiduciary duty, gross mismanagement, abuse of control, corporate waste, and unjust enrichment, also are substantially similar to those

[3]

On November 2, 2015, the parties in the Indiana Securities Action entered into a Stipulation and Agreement of Settlement to resolve the Indiana Securities Action in its entirety. That settlement was preliminarily approved by the Indiana Federal Court on November 4, 2015, and a final settlement hearing is scheduled in the Indiana Securities Action for March 10, 2016.

made in the consolidated complaint in the New York Action. On March 11, 2015, the Indiana Federal Court approved an agreement between Lawrence and the Defendants to stay the Indiana Federal Action pending further developments in the Indiana Securities Action, and pursuant to which Defendants agreed to provide Lawrence with all discovery produced by the defendants in the Indiana Securities Action, as well as all discovery produced to any other plaintiff in any other derivative action brought on ITT’s behalf arising from similar facts as the Indiana Federal Action. Pursuant to that agreement, Defendants produced discovery to Lawrence in August 2015.

3.	The Indiana State Action

On July 1, 2015, plaintiff McKee filed the Indiana State Action on behalf of ITT in the Indiana State Court, asserting claims against certain of the Individual Defendants for breach of fiduciary duty in connection with substantially similar facts, events, and circumstances as those alleged in the original and consolidated complaints in the New York Action. On August 6, 2015, the parties to the Indiana State Action entered into an agreement to stay the Indiana State Action pending further developments in the closely-related Indiana Securities Action. The Indiana State Court entered the parties’ requested order on August 7, 2015, pursuant to which Defendants agreed to provide McKee with all discovery produced by the defendants in the Indiana Securities Action, as well as all discovery produced to any other plaintiff in any other derivative action brought on ITT’s behalf arising from similar facts as the Indiana State Action. Pursuant to that agreement, Defendants produced discovery to McKee in August 2015.

4.	Settlement Negotiations

Beginning in August 2015, counsel for the Settling Parties engaged in extensive efforts to reach a “global resolution” of the Actions. On September 10, 2015, the Settling Parties participated in an in-person, full-day mediation (the “Mediation”) in San Francisco, California with the Honorable Daniel Weinstein (Ret.) of JAMS (“Judge Weinstein” or the “Mediator”), an experienced and distinguished mediator.

Although a settlement was not reached during the Mediation, considerable progress was made, and after further extensive discussions over the next month with substantial assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Actions, subject to approval by the Board and the Settling Parties’ agreement on documentation. As a condition of the settlement reflected in this Stipulation (the “Settlement”), ITT will agree to institute and maintain certain corporate governance reforms, the terms of which are fully set forth in Exhibit A. After reaching agreement on these substantive corporate governance terms, with the Mediator’s substantial assistance, the Settling Parties negotiated at arm’s length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel (as defined herein), in light of the substantial benefits which have been or will be conferred upon the Company as a result of the settlement of the Actions. Following extensive discussions, the Settling Parties agreed to a “Mediator’s proposal” made by Judge Weinstein with respect to the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, subject to the approval of the Court.

II.	PLAINTIFFS’ COUNSELS’ INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the respective Actions to which their clients are parties, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the investigations by the SEC and allegations contained in the SEC complaint; (3) reviewing and analyzing the allegations contained in Sallie Mae’s complaint against ITT; (4) reviewing and analyzing the allegations contained in the New York Securities Action and the Indiana Securities Action; (5) researching, drafting, and filing shareholder derivative complaints, including amended and consolidated complaints by the New York Plaintiffs; (6) reviewing in excess of 181,000 pages of internal corporate documents produced to Plaintiffs by ITT in connection with settlement negotiations; (7) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Actions and the potential defenses thereto; (8) researching corporate governance issues; (9) the preparation and submission of detailed settlement demands and mediation statements in connection with the Mediation; (10) attending the in-person, full-day Mediation in San Francisco, California; and (11) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants.

Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, ITT, and Current ITT Stockholders (as defined herein), and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein. Further, ITT has determined that the Settlement is in the best interests of ITT and Current ITT Stockholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to ITT or its shareholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Actions. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Actions. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Actions, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Actions or otherwise.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (for themselves and derivatively on behalf of ITT), the Individual Defendants, and nominal defendant ITT, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Settling Parties hereto, the Actions and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definition set forth below shall control.

1.1	“Board” means the ITT Board of Directors.

1.2	“Court” refers to the U.S. District Court for the Southern District of New York.

1.3	“New York Action” refers to the above-captioned shareholder derivative action, Wilfred v. Modany, et al., Case No. 13-cv-3110-JPO, including, without limitation, all cases consolidated under that caption.

1.4	“Current ITT Stockholders” means, for purposes of this Stipulation, any Persons (defined below) who owned ITT common stock as of the date of this Stipulation and who continue to hold their ITT common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of ITT, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5	“Defendants” means, collectively, the Individual Defendants and nominal defendant ITT.

1.6	“Defendants’ Counsel” means: (i) Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166; (ii) Allegaert Berger & Vogel LLP, 111 Broadway, 20th Floor, New York, New York 10006; and (iii) Ice Miller LLP, One American Square, Suite 2900, Indianapolis, Indiana 46282.

1.7	“Indiana Federal Court” refers to the U.S. District Court for the Southern District of Indiana.

1.8	“Indiana Federal Action” means the shareholder derivative action pending in the Indiana Federal Court captioned Lawrence v. Modany, et al., Case No. 14-cv-2106.

1.9	“Indiana State Court” refers to the Marion County Superior Court, County of Marion, Indiana.

1.10	“Indiana State Action” means the shareholder derivative action in the Indiana State Court, captioned McKee v. Modany, et al., Cause No. 49D07-1507-PL-021891.

1.11	“Effective Date” means the first date by which all of the events and conditions specified in 6.1 herein have been met and have occurred.

1.12	“Fee Award” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in ¶¶5.1-5.2 of this Stipulation, subject to approval by the Court.

1.13

“Final” means the time when an order or judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in an Action; or (2) an appeal has been filed and the court of appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying order or judgment or affirmed the court of appeals’ decision affirming the order or judgment or dismissing the appeal or writ proceeding. Any appeal or proceeding seeking judicial review pertaining solely to the Fee Award shall not in any way delay or affect the time set forth above for the Judgment to become Final.

1.14	“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.15	“ITT” or the “Company” means nominal defendant ITT Educational Services, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.16	“Individual Defendants” means collectively: Kevin M. Modany, Daniel M. Fitzpatrick, John F. Cozzi, John E. Dean, James D. Fowler, Jr., Joanna T. Lau, Thomas I. Morgan, Samuel L. Odle, Vin Weber, John A. Yena, and Lloyd G. Waterhouse.

1.17	“Judge Weinstein” or the “Mediator” means the Hon. Daniel Weinstein (Ret.).

1.18	“Notice to Current ITT Stockholders” or “Notice” means the Notice to Current ITT Stockholders, substantially in the form of Exhibit B attached hereto.

1.19	“Settling Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of ITT), each of the Individual Defendants, and nominal defendant ITT.

1.20	“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.21	“Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit D attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that notice be provided to Current ITT Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement and Fee Award should be finally approved.

1.22

“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.23

“Released Claims” means, collectively, all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted by Plaintiffs, ITT, and/or any ITT shareholder derivatively on behalf of ITT against any Released Persons in the Actions or in any other court, tribunal, forum or proceeding (including, but not limited to, any claims arising under U.S. federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity), relating to alleged fraud, breach of any duty (including, but not limited to, breaches of fiduciary duties, breaches of the duty of care, or breaches of the duty of loyalty), negligence or gross negligence, mismanagement or gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution or indemnification, violations of the federal securities laws, or otherwise, whether individual, class, direct, derivative, representative, legal, equitable or any other type, or in any other capacity, that are based upon, arising from, or related to: (i) the claims, facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act, or any other circumstances, which were alleged or referred to in the Actions; (ii) any of the Company’s public disclosures or filings with the SEC up to the Effective Date of the Settlement; (iii) any compensation, pay, bonus, severance, or benefits received by any Released Person, as relating to or in connection with any allegations made in the Actions; and/or (iv) the settlement of the Actions and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof. Released Claims shall not include claims to enforce the Settlement, or any indemnification, advancement or insurance claims that any Released Person may have, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings. Released Claims also does not include the New York Securities Action or the Indiana Securities Action, which are the subject of separate settlement agreements.

1.24	“Defendants’ Released Claims” means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any forum by the Released Persons against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT that arise out of or relate in any way to the institution, prosecution, or settlement of the Actions. Defendants’ Released Claims shall not include any indemnification, advancement or insurance claims that any Released Person has or may have, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

1.25	“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons.

1.26	“Plaintiffs” means, collectively, Sasha Wilfred, Janice Nottenkamper, Michelle Lawrence, and William McKee.

1.27	“Plaintiffs’ Counsel” means: (i) The Weiser Law Firm, P.C., 22 Cassatt Ave, Berwyn, Pennsylvania 19312; (ii) Law Offices of Curtis V. Trinko, LLP, 16 West 46th Street, 7th Floor, New York, New York 10036; (iii) Ryan & Maniskas, LLP, 995 Old Eagle School Road, Suite 311, Wayne, Pennsylvania 19087; (iv) Lifshitz Law Firm, 821 Franklin Ave., Suite 209, Garden City, New York 11530; (v) Schubert Jonckheer & Kolbe LLP, Three Embarcadero Center, Suite 1650, San Francisco, California 94111; (vi) The Brown Law Firm, P.C., 127A Cove Road, Oyster Bay Cove, New York 11771; (vii) Price Waicukauski & Riley, LLC, Hammond Block Building, 301 Massachusetts Avenue, Indianapolis, Indiana 46204; and (viii) Cohen & Malad LLP, One Indiana Square, Suite 1400, Indianapolis, Indiana 46204.

1.28	“Actions” means: (i) the New York Action; (ii) the Indiana Federal Action; and (iii) the Indiana State Action.

1.29	“Settlement” means the settlement of the Actions as documented in this Stipulation.

1.30	“Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.31	“Stipulation” means this Stipulation and Agreement of Settlement, dated January 21, 2016.

1.32	“Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Litigation, substantially in the form of Exhibit C attached hereto.

1.33	“Unknown Claims” means any and all claims that were alleged or could have been alleged in the Actions by the Plaintiffs, ITT or any ITT stockholder derivatively on behalf of ITT, which any Current ITT Stockholder, ITT, or any ITT stockholder derivatively on behalf of ITT does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and ITT shall expressly waive, and each of ITT’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs and ITT shall expressly waive, and each of ITT’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any U.S. federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Released Claims known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and ITT acknowledge, and ITT’s stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and was a material element of the Settlement. With respect to Defendants’ Released Claims, “Unknown Claims” means any and all Defendants’ Released Claims, of every nature and description, which the Released Persons do not know or suspect to exist in their favor at the time of the release of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT which, if known by them, might have affected their decisions with respect to the release of Defendants’ Released Claims or the Settlement.

2.	Terms of the Settlement

2.1 The benefits of the Settlement consist of corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibit A attached hereto. Since the New York Action was initiated, ITT has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls. The New York Action, and other actions and regulatory proceedings involving private education loans received by ITT’s students, among other factors, significantly contributed to ITT’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings. ITT acknowledges that the pendency and settlement of the Actions is a substantial factor in the Company’s decision to adopt and/or enact changes, modifications, and enhancements to previously-instituted remedial measures as well as the other Reforms set forth in Exhibit A. The Settling Parties agree that the Reforms will provide substantial benefits to ITT and Current ITT Stockholders. ITT always has been, and continues to be, committed to the implementation, enhancement and enforcement of rigorous corporate governance measures. The fact that ITT has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

2.2 Within ninety (90) calendar days following the Effective Date, ITT shall take all necessary steps to adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented. Except where specified otherwise, the Reforms shall be maintained for a period of no less than three (3) years from the date of implementation, subject to the terms and conditions set forth in Exhibit A attached hereto.

3.	Procedure for Implementing the Settlement

3.1 Within three (3) business days after the execution of this Stipulation, the New York Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit D attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current ITT Stockholders; (iii) approval of the form of Notice attached hereto as Exhibit B and the Summary Notice attached hereto as Exhibit C; and (iv) a date for the Settlement Hearing.

3.2 Within five (5) business days after the filing of this Stipulation with the Court, each of the Indiana Plaintiffs shall notify their respective Indiana court of the pendency of the Settlement, attaching a courtesy copy of this Stipulation and its exhibits and informing their respective Indiana court that: (i) the Indiana Plaintiffs are parties to the Settlement, which if finally approved, would result in the Indiana Plaintiffs moving for the dismissals of the Indiana Actions with prejudice; and (ii) this Stipulation, a motion for preliminary approval of the Settlement, and proposed notices to Current ITT Stockholders have been filed with the Court in the New York Action. Upon the notification of the pendency of the Settlement to the Indiana Federal Court, the Indiana Federal Plaintiff shall request that the current stay of proceedings in the Indiana Federal Action, first entered on March 11, 2015, be continued, unless and until this Stipulation is in any way canceled or terminated. Upon the notification of the pendency of the Settlement to the Indiana State Court, the Indiana State Plaintiff shall request that the current stay of proceedings in the Indiana State Action, first entered on August 7, 2015, be continued, unless and until this Stipulation is in any way canceled or terminated. Defendants agree to cooperate with the Indiana Plaintiffs to accomplish the terms set forth herein.

3.3 Within five (5) business days after the Court’s entry of the Preliminary Approval Order, each of the Indiana Plaintiffs shall notify their respective Indiana court of the issuance of the Preliminary Approval Order by this Court, attaching a courtesy copy of the Preliminary Approval Order.

3.4 Within ten (10) business days of the Court’s entry of the Preliminary Approval Order, ITT shall: (i) cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K; (ii) cause the Summary Notice to be published once in Investor’s Business Daily; and (iii) post a link to the Stipulation and the Notice on the investor relations portion of ITT’s website, which posting shall be maintained through the date of the Settlement Hearing. All costs of such notice and the filing, publishing and posting set forth above shall be paid by ITT. The Settling Parties believe the content of the Notice, the Summary Notice, and the manner of the notice procedures set forth in this paragraph, constitutes adequate and reasonable notice to Current ITT Stockholders pursuant to applicable law and due process.

3.5 Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing at least forty-five (45) calendar days after the notice described in ¶3.4 above is given to Current ITT Stockholders to approve the Settlement and the Fee Award.

3.6 Pending the Court’s determination as to final approval of the Settlement, the Plaintiffs and Plaintiffs’ Counsel, and all other Persons, including, but not limited to, any Current ITT Stockholders, whether acting directly, representatively, or derivatively on behalf of ITT, or in any other capacity, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons, in any court or tribunal.

3.7 Within five (5) business days after the date that the Court enters the Judgment finally approving the Settlement, each of the Indiana Plaintiffs shall notify their respective Indiana court that the Court entered the Judgment, attaching a courtesy copy of the Judgment and informing their respective Indiana court that within five (5) business days after the date that the Judgment finally approving the Settlement becomes “Final,” as defined in ¶1.13 herein, the Indiana Plaintiffs will file the necessary documents to move for voluntary dismissal of the respective Indiana Actions with prejudice, in accordance with local rules. The Indiana Federal

Plaintiff shall request that the current stay of proceedings in the Indiana Federal Action, first entered on March 11, 2015, be continued, unless and until this Stipulation is in any way canceled or terminated. The Indiana State Plaintiff shall request that the current stay of proceedings in the Indiana State Action, first entered on August 7, 2015, be continued, unless and until this Stipulation is in any way canceled or terminated. Defendants agree to cooperate with the Indiana Plaintiffs to accomplish the terms set forth herein.

3.8 Within five (5) business days after the date that the Judgment finally approving the Settlement becomes “Final,” as defined in ¶1.13 herein, each of the Indiana Plaintiffs shall file the necessary documents in their respective Indiana Action to move for a voluntary dismissal of that action with prejudice, in accordance with local rules. The Indiana Plaintiffs agree to use their reasonable best efforts to file with the respective Indiana court any motion, notice, or other document requested by that Indiana court to secure dismissal with prejudice of the Indiana Actions. Plaintiffs and Defendants agree to cooperate to secure the dismissal with prejudice of the Indiana Actions, as dismissal of both Indiana Actions with prejudice is a material condition of this Settlement, without which the Effective Date set forth in ¶6.1 cannot occur.

4.	Releases

4.1 Upon the Effective Date, ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT), and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Persons. ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT) and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT from any and all Defendants’ Released Claims; provided, however, that nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

4.3 Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1 In recognition of the substantial benefits provided to ITT and Current ITT Stockholders as a result of the settlement of the Actions, ITT has agreed to pay or cause to be paid to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $1.1 million ($1,100,000.00) (the “Fee Award”), subject to approval by the Court. As discussed above, as part of the mediation process, the Settling Parties agreed to a “Mediator’s proposal” by Judge Weinstein for the amount of the Fee Award, subject to the approval of the Court. The Settling Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon ITT and Current ITT Stockholders by this Stipulation.

5.2 The Fee Award shall be transferred to an interest-bearing escrow account (the “Escrow Account”) held by the Weiser Firm, as receiving agent for all Plaintiffs’ Counsel, within twenty (20) business days after entry of the Preliminary Approval Order. Plaintiffs’

Counsel shall provide Defendants’ Counsel, within ten (10) business days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee Award to the Escrow Account by wire transfer, including bank account number, name of bank, bank address, a Sort Code or ABA Routing Number, wire transfer instructions, the Tax Identification Number, and an executed Form W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3 The Fee Award shall remain in the Escrow Account until the entry of the Judgment by the Court finally approving the Settlement, at which time the Fee Award shall be immediately releasable to Plaintiffs’ Counsel. Should the Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount, plus interest earned thereon, shall be released to Plaintiffs’ Counsel. Any amounts remaining in the Escrow Account, including any interest earned thereon, shall be returned to ITT within fifteen (15) business days of entry of the Judgment.

5.4 Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Actions and the resolution of the claims alleged therein. The Weiser Firm shall be solely responsible for the distribution of the Fee Award to Plaintiffs’ Counsel, in accordance with the confidential arbitration ruling regarding the allocation of the Fee Award issued by the Mediator on December 17, 2015 (the “Arbitration Ruling”). The Weiser Firm shall distribute the Fee Award to Plaintiffs’ Counsel in accordance with the Arbitration Ruling within five (5) business days after entry of the Judgment by the Court, finally approving the Settlement. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel. Defendants, including ITT, shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment to the Escrow Account provided in ¶5.2 herein.

5.5 If for any reason any condition in ¶6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way canceled or terminated, if the Judgment is not entered, or in the event of any failure to obtain final approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee Award being overturned or substantially modified, each of Plaintiffs’ Counsel and their successors shall be obligated to repay to ITT, within fifteen (15) business days, the amount of the Fee Award, or part thereof, paid by or on behalf of Defendants, which they received. Each of Plaintiffs’ Counsel that receives any portion of the Fee Award is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph or the provisions related to the Fee Award.

5.6 Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

5.7 In light of the substantial benefits they have helped to create for all Current ITT Stockholders, any or all of the Plaintiffs may apply for Court-approved service awards in the amount of $1,500.00 each (the “Service Awards”). Each Service Award to each of the Plaintiffs, to the extent that it is applied for and approved in whole or part, shall be funded from the portion of the Fee Award distributed to that Plaintiff’s counsel in accordance with the Arbitration Ruling, to the extent that the Fee Award is approved in whole or in part. Defendants shall take no position on the Service Awards and shall have no obligation to pay them.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i) the Court’s entry of the Judgment;

(ii) the payment of the Fee Award in accordance with ¶¶5.1-5.2 hereof;

(iii) the Judgment has become Final;

(iv) the Indiana Federal Action has been dismissed with prejudice and that dismissal order has become Final; and

(v) the Indiana State Action has been dismissed with prejudice and that dismissal order has become Final.

6.2 If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.4, and the Settling Parties shall be restored to their respective positions in the Actions as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

6.3 Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit D hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit E hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the Indiana Actions are not dismissed with prejudice or those dismissal orders do not become Final; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Settling Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Settling Parties, attempted in good faith to confer with the other Settling Parties and/or to participate in a mediation session with Judge Weinstein and the other Settling Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to ¶6.3 above, the Settling Parties shall be restored to their respective positions as of the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶1.1-1.33, 6.2, 8.3, 8.4, 8.5, 8.7, 8.9, 8.11, 8.12, 8.13, 8.14, 8.15, 8.17, and 8.18 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of ITT, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of ITT, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. Except in the event of termination of the Settlement, the Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Action was brought or defended in bad faith or without a reasonable basis. The Settling Parties also will request that the Judgment will contain a finding that during the course of the Actions, the Settling Parties and their respective counsel at all times complied with the requirements of Fed. R. Civ. P. 11 and all other similar rules of professional conduct.

8.3 While maintaining their positions that the claims and defenses asserted in the Actions are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Actions. Notwithstanding the foregoing, each of the Settling Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Actions were brought or defended in bad faith or without a reasonable basis.

8.4 Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Actions or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.5 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.7 This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Actions, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.8 The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.9 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.10 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of ITT shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of ITT they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee Award.

8.11 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of New York and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.12 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

8.13 All agreements made and orders entered during the course of the Actions relating to the confidentiality of information and documents shall survive this Stipulation.

8.14 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.15 The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.16 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Related Persons.

8.17 Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.18 The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of January 21, 2016.

Dated: January 21, 2016	THE WEISER LAW FIRM, P.C.

/s/ Brett D. Stecker
ROBERT B. WEISER
RW@weiserlawfirm.com
BRETT D. STECKER
BDS@weiserlawfirm.com
JAMES A. FICARO
JMF@weiserlawfirm.com
22 Cassatt Avenue, First Floor
Berwyn, PA 19312
Telephone: (610) 225-2677

Dated: January 21, 2016	LIFSHITZ LAW FIRM

/s/ Joshua M. Lifshitz
JOSHUA M. LIFSHITZ
JML@jlclasslaw.com
821 Franklin Ave.
Suite 209
Garden City, NY 11530
Telephone: (516) 493-9780

Co-Lead Counsel for Plaintiffs in the New York Action

LAW OFFICES OF CURTIS V. TRINKO, LLP
CURTIS V. TRINKO
ctrinko@trinko.com
16 West 46th Street, 7th Floor
New York, NY 10036
Telephone: (212) 490-9550

RYAN & MANISKAS, LLP
KATHERINE M. RYAN
kryan@rmclasslaw.com
RICHARD A. MANISKAS
rmaniskas@rmclasslaw.com
995 Old Eagle School Road, Suite 311
Wayne, PA 19087
Telephone: (484) 588-5516

Additional counsel for plaintiff Nottenkamper

Dated: January 21, 2016	THE BROWN LAW FIRM, P.C.

/s/ Timothy W. Brown
TIMOTHY W. BROWN
TBrown@thebrownlawfirm.net
127A Cove Road
Oyster Bay Cove, NY 11771
Telephone: (516) 922-5427

Counsel for plaintiff Lawrence

PRICE WAICUKAUSKI & RILEY, LLC
BRAD A. CATLIN
BCatlin@price-law.com
Hammond Block Building
301 Massachusetts Avenue
Indianapolis, IN 46204
Telephone: (317) 633-8787

Liaison Counsel for plaintiff Lawrence

Dated: January 21, 2016	SCHUBERT JONCKHEER & KOLBE LLP

/s/ Dustin Schubert
ROBERT SCHUBERT
RSchubert@schubertlawfirm.com
WILLEM JONCKHEER
WJonckheer@schubertlawfirm.com
DUSTIN SCHUBERT
DSchubert@schubertlawfirm.com
Three Embarcadero Center, Suite 1650
San Francisco, CA 94111
Telephone: (415) 788-4220

COHEN & MALAD LLP
One Indiana Square, Suite 1400
Indianapolis, IN 46204

Counsel for plaintiff McKee

Dated: January 21, 2016	GIBSON, DUNN & CRUTCHER LLP

/s/ Jennifer L. Conn
JENNIFER L. CONN
JConn@gibsondunn.com
BRAD SCHOENFELDT
BSchoenfeldt@gibsondunn.com
200 Park Avenue
New York, NY 10166-0193
Telephone: (212) 351-4000

WAYNE W. SMITH (pro hac vice)
WSmith@gibsondunn.com
3161 Michelson Drive
Irvine, CA 92612-4412
Telephone: (949) 451-3800

Counsel for the Individual Defendants

Dated: January 21, 2016	ALLEGAERT BERGER & VOGEL LLP

/s/ Christopher Allegaert
CHRISTOPHER ALLEGAERT
CAllegaert@abv.com
RICHARD CRISONA
RCrisona@abv.com
111 Broadway, 20th Floor
New York, NY 10006
Telephone: (212) 571-0550

Counsel for ITT Educational Services, Inc.

EXHIBIT A

Proposed Therapeutics for Derivative Settlement1

1.	IMPROVEMENTS ALREADY MADE BY ITT

ITT always has been and continues to be committed to the implementation, enhancement and enforcement of rigorous corporate governance measures. Since the Wilfred Action was filed in May 2013, ITT has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls. The Wilfred Action, and other actions and regulatory proceedings involving private education loans received by ITT’s students, among other factors, significantly contributed to ITT’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings. ITT further acknowledges that the pendency of the Wilfred Action, and similar shareholder derivative actions, is a substantial factor in the changes, modifications, and enhancements that the Company now makes to previously-instituted remedial measures, which will materially benefit ITT and ITT’s shareholders. The fact that ITT has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices should not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

2.	DIRECTOR INDEPENDENCE

ITT will agree to adopt a requirement that a two-thirds majority (i.e. at least 6 of 9 members) of ITT’s Board will consist of Independent Directors.

3.	LIMITED DIRECTOR ENGAGEMENTS OUTSIDE OF ITT

ITT shall revise its Corporate Governance Guidelines to require that ITT’s Directors not serve on more than four other public companies’ boards of directors (other than affiliates of such other public companies).

[1]	Where not otherwise specified, the Company will agree to implement any change for a period of at least 3 years. None of the proposed changes will be implemented without full consideration by the Board and the Board’s approval. Additionally, the Board, by at least a 3/4 vote of the independent directors, may amend any one or more of these reforms if the Board determines in a good faith exercise of its business judgment that a policy, procedure or control is deemed inconsistent with the best interests of the Company and its shareholders due to changed circumstances, or conflicts with any law, regulation, or rule to which ITT is subject. Furthermore, ITT shall not be required to implement or maintain any change if ITT ceases to be a public company that is required to file reports with the U.S. Securities and Exchange Commission (the “SEC”).

1

4.	MEETINGS IN EXECUTIVE SESSION

ITT shall require that the Independent Directors on the Board meet in executive session at each regularly scheduled meeting of the Board, outside the presence of any director who serves as an officer of ITT.

5.	NEW INDEPENDENT BOARD MEMBERS

ITT has added two new Independent Directors since the date the Wilfred Action was filed, including a retired senior partner from Deloitte with broad expertise in finance and accounting, who is serving as the Chair of the Audit Committee.

6.	IDENTIFICATION OF NEW DIRECTORS

The Board’s Nominating and Governance Committee shall seek shareholder input to identify potential candidates for Director positions. The Nominating and Governance Committee shall contact each individual or entity holding 10% or more of ITT’s common stock (as determined based on Schedule 13D and 13G filings with the SEC) for the purpose of requesting that such shareholders provide the name or names of candidates for ITT’s Board. Following an initial background and suitability review of names submitted by shareholders, the Nominating and Corporate Governance Committee shall conduct a thorough review of each candidate for potential recommendation to the Board. The Nominating and Corporate Governance Committee shall be under no obligation to recommend shareholder-identified candidates to the Board, and in the exercise of its business judgment and subject to its fiduciary duties, may identify, review and recommend any other candidates for the Board’s consideration.

7.	DIRECTOR SUCCESSION PLAN

a.	ITT shall require that the Board develop and implement a Director succession plan.

b.	Directors shall be required to have a thorough understanding of the characteristics necessary to effectively oversee management’s execution of a long-term strategy that optimizes operating performance, profitability, and shareholder value creation. The director succession planning process shall:

i.	Become a routine topic of discussion by the Board.

ii.	Encompass how expected future Board retirements or the occurrence of unexpected director turnover as a result of death, disability or untimely departure is addressed in a timely manner.

2

iii.	Encompass how director turnover either through transitioning off the Board or as a result of rotating committee assignments and leadership is addressed in a timely manner.

8.	DIRECTOR ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

Absent extraordinary circumstances, each member of the Board shall be required to attend each annual shareholder meeting in person.

9.	DIRECTOR EDUCATION

a.	ITT shall require each member of the Board to complete annually six hours of continuing education programs designed for directors of publicly traded companies. Such training shall include topics such as compliance with GAAP, SOX, corporate governance, assessment of risk, compliance, and reporting requirements for publicly traded companies.

b.	The Company’s Director Orientation and Continuing Education program shall be supplemented to include presentations from appropriate Company personnel regarding (i) state and federal laws governing for-profit educational institutions; (ii) state and federal student loan programs; and (iii) key accounting and financial reporting issues implicated by the Company’s business.

10.	AUDIT COMMITTEE IMPROVEMENTS

a.	At least quarterly, ITT management will be required to provide the Audit Committee with a written report describing:

i.	a breakdown by category of all sources of the Company’s tuition revenue;

ii.	the nature and performance of any existing or proposed Risk-Sharing Agreement, Variable Interest Entity, or other student loan financing program or vehicle in which the Company is involved;

iii.	student loan repayment and default rates, and how such rates are calculated;

iv.	actual or potential risk exposure related to student loan default rates.

b.	ITT will require that the Audit Committee receive annually a report listing all trades in ITT securities engaged in by Section 16 officers.

c.	ITT management will be required to provide the Audit Committee with:

i.	periodic summaries of findings from completed internal audits and, as appropriate, the status of major audits in process; and

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ii.	progress reports on the completion of the current year’s internal audit plan, including explanations for any significant deviations.

d.	The Audit Committee charter will be amended, to provide that:

i.	The Audit Committee shall review all disclosures in Form 10-Qs and Form 10-Ks filed with the SEC related to the performance of student loan programs.

ii.	At least annually, the Audit Committee shall meet with the Company’s independent auditor to review the Company’s policies as they relate to accounting for student loan performance.

iii.	The Chairperson of the Audit Committee shall meet with the independent auditor at least four times annually.

iv.	The Audit Committee shall review and approve the annual budget for the Compliance/Internal Audit division of the Company.

v.	The Audit Committee shall review the replacement, reassignment, or dismissal of ITT’s Chief Compliance and Risk Officer.

vi.	The Chief Compliance and Risk Officer will meet at least quarterly with the Audit Committee to discuss relevant compliance and risk issues.

vii.	The Audit Committee shall meet in executive session for at least a portion of each of its meetings.

11.	COMPENSATION COMMITTEE IMPROVEMENTS

a.	The Compensation Committee charter will be amended, to provide that, in determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

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b.	The Compensation Committee charter will be amended, to provide that, in determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

12.	CHIEF COMPLIANCE AND RISK OFFICER

a.	ITT will agree to formalize the responsibilities of ITT’s Chief Compliance Officer to include risk management functions, with a new title of Chief Compliance and Risk Officer. The Chief Compliance and Risk Officer will report directly to ITT’s Chief Administrative and Legal Officer and also will have direct communications with ITT’s Audit Committee.

b.	The responsibilities of the Chief Compliance and Risk Officer will include overseeing and managing ITT’s Ethics and Compliance Program, ensuring ITT’s compliance with legal and regulatory requirements, and developing and implementing programs to prevent illegal, unethical, or improper conduct. The Chief Compliance and Risk Officer also will be responsible for identifying and monitoring material risks relating to ITT’s compliance with applicable laws and regulations and for overseeing ITT’s Enterprise Risk Management Program.

c.	The Chief Compliance and Risk Officer will keep ITT’s senior management and Audit Committee informed regarding the progress and results of compliance and risk assessment efforts.

d.	The Chief Compliance and Risk Officer will meet at least monthly with ITT’s CEO to discuss relevant compliance and risk issues, including matters set forth in the Item 1A “Risk Factors” section of ITT’s annual Form 10-K.

e.	The Chief Compliance and Risk Officer will meet at least quarterly with ITT’s CFO to discuss relevant compliance and risk issues, including matters set forth in the Item 1A “Risk Factors” section of ITT’s annual Form 10-K.

f.	The Chief Compliance and Risk Officer shall review all disclosures set forth in the Item 1A “Risk Factors” section of ITT’s annual Form 10-K.

g.	The Chief Compliance and Risk Officer will meet at least quarterly with ITT’s Audit Committee to discuss relevant compliance and risk issues.

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h.	The Chief Compliance and Risk Officer shall be invited to present a report to the full Board at least annually.

i.	The Chief Compliance and Risk Officer (or his or her designee in extraordinary circumstances) shall participate in all meetings of the Disclosure Committee.

j.	ITT will agree to keep the Chief Compliance and Risk Officer position in place for at least 3 years.

13.	CHIEF ACCOUNTING OFFICER

a.	ITT has identified its Controller and Treasurer as the Company’s Chief Accounting Officer, separating the roles of the Chief Accounting Officer and the Chief Financial Officer. ITT’s current Chief Accounting Officer is responsible for management of the Company’s general accounting and treasury functions. Among other duties, the current Chief Accounting Officer’s responsibilities include directing and reviewing various accounting analyses and the preparation of annual, quarterly, and monthly financial statements for the Company.

b.	ITT will agree to keep the role of Chief Accounting Officer separate from the role of Chief Financial Officer for at least 3 years.

14.	VICE PRESIDENT OF FINANCIAL REPORTING

a.	ITT created a new executive position of Vice President of Financial Reporting. The Vice President of Financial Reporting is responsible for the preparation and distribution of internal and external financial reports. Among other duties, the Vice President of Financial Reporting is responsible for directing the review and publication process for the Company’s financial statements, directing the annual audit process, and coordinating communications between the Company and its independent auditor.

b.	ITT will agree to keep the new Vice President of Financial Reporting position in place for at least 3 years.

15.	INSIDER TRADING POLICY

ITT maintains an insider trading policy that presently is not available to the public. ITT will agree to disclose publicly on its website the company’s insider trading policy.

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16.	CLAWBACK AND RECOUPMENT POLICY

a.	ITT will adopt a Clawback and Recoupment Policy, to be administered by the Board.

b.	The Clawback and Recoupment Policy shall state that in the event of a restatement of the Company’s financial results, the Board will review the facts and circumstances that led to the restatement, and consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

c.	If, following the Board’s review of the facts and circumstances, the Board determines that there has been misconduct by an executive officer that resulted in ITT being required to prepare the accounting restatement, then the Board shall require that executive officer to reimburse ITT for:

i.	any bonus or other short-term cash compensation or equity-based compensation received by that person from ITT during the 12-month period following the filing of the false financial statement;

ii.	any profits realized by that person from the sale of ITT securities during the 12-month period following the filing of the false financial statement.

d.	The Clawback and Recoupment policy to be adopted by the Board will not purport to limit the Sarbanes-Oxley Act in any way.

17.	WHISTLEBLOWER PROGRAM/ETHICS HOTLINE

a.	ITT will maintain a “whistleblower” policy, for the reporting of instances of fraud and other violations of law or corporate policy, in the company’s Code of Business Conduct and Ethics for at least five years.

b.	ITT will maintain its Employee Ethics Alert Line, a confidential ethics hotline operated by a qualified third-party vendor, for at least five years. Information relating to the Employee Ethics Alert Line will be communicated to employees via a number of awareness distribution methods, including ITT’s employee web portal and poster displays in areas such as employee break rooms.

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EXHIBIT B

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SASHA WILFRED, derivatively on behalf

of ITT EDUCATIONAL SERVICES,

INC.,

Plaintiff,

v.

KEVIN M. MODANY, JOHN F. COZZI,

THOMAS I. MORGAN, JOHN E. DEAN,

JAMES D. FOWLER, JR., JOANNA T.

LAU, VIN WEBER, SAMUEL L. ODLE,

JOHN A. YENA, DANIEL M.

FITZPATRICK,

Defendants,

and

ITT EDUCATIONAL SERVICES, INC.,

Nominal Defendant.

: : : : : : : : : : : : : : : : : :	Civil Action No. 13-CV-3110 (JPO)

NOTICE TO CURRENT ITT STOCKHOLDERS

TO:	ALL OWNERS OF ITT EDUCATIONAL SERVICES, INC. (“ITT”) COMMON STOCK (TICKER SYMBOL: ESI) AS OF JANUARY 21, 2016, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT ITT STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF ITT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

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YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order from the Honorable J. Paul Oetken of the U.S. District Court for the Southern District of New York (the “Court”), that a proposed settlement agreement has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of ITT Educational Services, Inc. (“ITT” or the “Company”), the Individual Defendants, and ITT in connection with the above-captioned consolidated stockholder derivative action entitled Wilfred v. Modany, et al., Lead Case No. 13-cv-3310-JPO (the “New York Action”), and substantially similar derivative actions pending in the United States District Court for the Southern District of Indiana and the Marion County Superior Court, Marion County, Indiana, captioned Lawrence v. Modany, et al., Case No. 14-cv-2106, and McKee v. Modany, et al., Cause No. 49D07-1507-PL-021891, respectively (the “Indiana Actions”) (collectively, with the New York Action, the “Actions”).

Plaintiffs filed the Actions derivatively on behalf of ITT to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice.

As explained below, a Settlement Hearing shall be held before the Court on              , 2016 at          .m., before the Honorable J. Paul Oetken, at

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For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation of Settlement, fully executed as of January 21, 2016 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl Street, New York, NY 10007-1312 or by visiting ITT’s website at www.ittesi.com.

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the United States District Court for the Southern District of New York, Thurgood Marshall United States Courthouse, 40 Foley Square, Courtroom 706, New York, NY 10007, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved. You have the right to object to the Settlement and the Fee Award in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the proposed Settlement and of your rights as a Current ITT Stockholder.

I.	BACKGROUND

A.	Factual Background of the Actions

ITT, a Delaware corporation, is a for-profit provider of technology-oriented undergraduate and graduate degree programs. In the years 2007, 2009, and 2010, ITT entered into a series of risk-sharing agreements (“RSAs”) with third-party lenders to increase the availability of private student loans to ITT’s students. Under those RSAs, the Company could face financial liabilities if its students were to default on their student loans beyond certain thresholds. Among other things, Plaintiffs have alleged in the Actions that ITT failed to properly account for its obligations under the RSAs, overstated its financial results, failed to maintain adequate internal controls over financial reporting, and failed to disclose the extent of the risks that ITT faced under the RSAs. Plaintiffs have alleged that, beginning in April 2008, various public statements made by ITT and certain of its executive officers, both in U.S. Securities and Exchange Commission (“SEC”) filings and otherwise, were false and misleading.

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The Actions include allegations relating to disclosures and events beginning with the Company’s entrance into an RSA with Sallie Mae in 2007 and continue through at least May 2015. The most recent of these events include the following: on January 4, 2013, ITT announced that it had settled an action brought by Sallie Mae arising out of ITT’s obligations under the 2007 RSA. On February 22, 2013, it was announced that ITT had received a subpoena from the SEC seeking production of documents relating to the RSAs that ITT had entered into in 2009 and 2010. On February 26, 2014, it was announced that the U.S. Consumer Financial Protection Bureau filed a lawsuit against ITT. On September 19, 2014, the Company announced that it had received a Wells Notice from the SEC, that the Department of Education (“DOE”) had placed ITT on heightened cash monitoring status, and that the DOE had required the Company to post a letter of credit. On October 16, 2014, ITT filed with the SEC certain restated financial results. On May 12, 2015, the SEC filed an action in the U.S. District Court for the Southern District of Indiana against ITT and defendants Modany and Fitzpatrick relating to the Company’s RSAs and accounting and disclosure issues.

B.	The New York Action

On May 8, 2013, plaintiff Wilfred initiated the New York Action by filing a shareholder derivative action in this Court on behalf of ITT, captioned Wilfred v. Modany, et al., Case No. 13-cv-3110-JPO (the “Wilfred Action”). Plaintiff Wilfred asserted claims against certain of the Individual Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement. On August 6, 2013, Wilfred and the Defendants agreed to stay the Wilfred Action pending further developments in the related federal securities class action captioned In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO-JLC, also pending in this Court (the “New York Securities Action”).2

[2]	On November 2, 2015, the parties in the New York Securities Action entered into a Stipulation and Agreement of Settlement to resolve the New York Securities Action in its entirety. That settlement was preliminarily approved by this Court on November 23, 2015, and a final settlement hearing is scheduled in the New York Securities Action for March 8, 2016.

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On May 27, 2014, plaintiff Nottenkamper filed a shareholder derivative action against the Individual Defendants on behalf of ITT in the U.S. District Court for the District of Delaware (the “Delaware Court”), captioned Nottenkamper v. Modany, et al., Case No. 14-cv-00672-GMS (the “Nottenkamper Action”). The Nottenkamper Action in the Delaware Court was substantially similar to the Wilfred Action and raised substantially similar claims.

On September 8, 2014, the Court approved an agreement between Wilfred and the Defendants providing for the continued stay of the Wilfred Action. On October 15, 2014, Wilfred subsequently provided notice of voluntary termination of the stay of the Wilfred Action.

On November 14, 2014, plaintiff Nottenkamper filed an amended complaint in the Nottenkamper Action. On November 24, 2014, plaintiff Wilfred filed an amended complaint in the Wilfred Action.

On January 5, 2015, Defendants moved to dismiss or stay the Wilfred Action. On January 13, 2015, Defendants filed a motion to dismiss the Nottenkamper Action, as well as a separate motion to stay the Nottenkamper Action or to transfer the Nottenkamper Action from the Delaware Court to this Court.

On April 29, 2015, the Nottenkamper Action was transferred from the Delaware Court to this Court, Case No. 15-cv-3390, and on May 6, 2015, Nottenkamper moved to consolidate the Nottenkamper Action and the Wilfred Action. On June 2, 2015, Nottenkamper’s motion was denied without prejudice.

On July 2, 2015, Wilfred requested leave to file a second amended complaint in the Wilfred Action, which was granted on July 28, 2015. Additionally, this Court consolidated the Wilfred Action and the Nottenkamper Action, thus forming the New York Action, and appointed Wilfred as Lead Plaintiff and Wilfred’s attorneys, the Lifshitz Law Firm (the “Lifshitz Firm”) as Lead Counsel in the consolidated New York Action. This Court also denied as moot the pending motions to dismiss that had been fully briefed by the parties in both the Wilfred Action and the Nottenkamper Action.

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On August 11, 2015, Nottenkamper moved for reconsideration of this Court’s July 28, 2015 Order. On August 21, 2015, Wilfred filed a consolidated complaint in the New York Action. In connection with efforts to explore the resolution of the New York Action, Defendants produced discovery to Wilfred.

On September 16, 2015, this Court entered an order granting Nottenkamper’s motion for reconsideration, thereby appointing Wilfred and Nottenkamper as Co-Lead Plaintiffs in the New York Action and appointing the Lifshitz Firm and Nottenkamper’s counsel, The Weiser Law Firm, P.C. (the “Weiser Firm”), as Co-Lead Counsel in the New York Action. That same day, this Court also entered a stipulation and order temporarily staying all proceedings in the New York Action to facilitate the parties’ efforts to explore a resolution of the New York Action through settlement. Defendants thereafter produced the same discovery to Nottenkamper that had been previously provided to Wilfred.

C.	The Indiana Federal Action

On December 23, 2014, plaintiff Lawrence filed the Indiana Federal Action against certain of the Individual Defendants on behalf of ITT in the Indiana Federal Court, making allegations similar to those made in the related securities class action also pending before the Indiana Federal Court, captioned In re ITT Educational Services, Inc. Securities Litigation (Indiana), No. 14-cv-01599-TWP-DML (the “Indiana Securities Action”).3 The claims made in the Indiana Federal Action, alleging breach of fiduciary duty, gross mismanagement, abuse of control, corporate waste, and unjust enrichment, also are substantially similar to those made in the consolidated complaint in New York Action. On March 11, 2015, the Indiana Federal Court approved an agreement between Lawrence and the Defendants to stay the Indiana Federal Action pending further developments in the Indiana Securities Action, and pursuant to which Defendants agreed to provide Lawrence with all discovery produced by the defendants in the

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On November 2, 2015, the parties in the Indiana Securities Action entered into a Stipulation and Agreement of Settlement to resolve the Indiana Securities Action in its entirety. That settlement was preliminarily approved by the Indiana Federal Court on November 4, 2015, and a final settlement hearing is scheduled in the Indiana Securities Action for March 10, 2016.

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Indiana Securities Action, as well as all discovery produced to any other plaintiff in any other derivative action brought on ITT’s behalf arising from similar facts as the Indiana Federal Action. Pursuant to that agreement, Defendants produced discovery to Lawrence in August 2015.

D.	The Indiana State Action

On July 1, 2015, plaintiff McKee filed the Indiana State Action on behalf of ITT in the Indiana State Court, asserting claims against certain of the Individual Defendants for breach of fiduciary duty in connection with substantially similar facts, events, and circumstances as those alleged in the original and consolidated complaints in the New York Action. On August 6, 2015, the parties to the Indiana State Action entered into an agreement to stay the Indiana State Action pending further developments in the closely-related Indiana Securities Action. The Indiana State Court entered the parties’ requested order on August 7, 2015, pursuant to which Defendants agreed to provide McKee with all discovery produced by the defendants in the Indiana Securities Action, as well as all discovery produced to any other plaintiff in any other derivative action brought on ITT’s behalf arising from similar facts as the Indiana State Action. Pursuant to that agreement, Defendants produced discovery to McKee in August 2015.

E.	Settlement Negotiations

Beginning in August 2015, counsel for the Settling Parties engaged in extensive efforts to reach a “global resolution” of the Actions. On September 10, 2015, the Settling Parties participated in an in-person, full-day mediation (the “Mediation”) in San Francisco, California with the Honorable Daniel Weinstein (Ret.) of JAMS (“Judge Weinstein” or the “Mediator”), an experienced and distinguished mediator.

Although a settlement was not reached during the Mediation, considerable progress was made, and after further extensive discussions over the next month and with substantial assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Actions, subject to approval by the Board and the Settling Parties’ agreement on documentation. As a condition of the Settlement reflected in the Stipulation, ITT will agree to institute and maintain

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certain corporate governance reforms, the terms of which are fully set forth in Exhibit A to the Stipulation. After reaching agreement on these substantive corporate governance terms, with the Mediator’s substantial assistance, the Settling Parties negotiated at arm’s length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, in light of the substantial benefits which have been or will be conferred upon the Company as a result of the settlement of the Actions. Following extensive discussions, the Settling Parties agreed to a “Mediator’s proposal” made by Judge Weinstein with respect to the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, subject to the approval of the Court.

II.	PLAINTIFFS’ COUNSELS’ INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the respective Actions to which their clients are parties, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the investigations by the SEC and allegations contained in the SEC complaint; (3) reviewing and analyzing the allegations contained in Sallie Mae’s complaint against ITT; (4) the allegations contained in the New York Securities Action and the Indiana Securities Action; (5) researching, drafting, and filing shareholder derivative complaints, including amended and consolidated complaints by the New York Plaintiffs; (6) reviewing in excess of 181,000 pages of internal corporate documents produced to Plaintiffs by ITT in connection with settlement negotiations; (7) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Actions and the potential defenses thereto; (8) researching corporate governance issues; (9) the preparation and submission of detailed settlement demands and mediation statements in connection with the Mediation; (10) attending the in-person, full-day Mediation in San Francisco, California; and (11) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants.

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Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, ITT, and Current ITT Stockholders, and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation. Further, ITT has determined that the Settlement is in the best interests of ITT and Current ITT Stockholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants

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have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to ITT or its shareholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Actions. Without admitting the validity of any of the claims the Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth in the Stipulation. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Actions.

Neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, or may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Actions, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Actions or otherwise.

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IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable J. Paul Oetken on             , 2016 at     :           .m. in Courtroom 706 of the Thurgood Marshall U.S. Courthouse, 40 Foley Square, New York, NY 10007 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the New York Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current ITT Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The following is only a summary of its terms.

The benefits of the Settlement consist of corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibit A attached to the Stipulation. Since the New York Action was initiated, ITT has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls. The New York Action, and other actions and regulatory proceedings involving private education loans received by ITT’s students, among other factors, significantly contributed to ITT’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to

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protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings. ITT acknowledges that the pendency and settlement of the Actions is a substantial factor in the Company’s decision to adopt and/or enact changes, modifications, and enhancements to previously-instituted remedial measures as well as the other Reforms set forth in Exhibit A to the Stipulation. The Settling Parties agree that the Reforms will provide substantial benefits to ITT and Current ITT Stockholders.4 Within ninety (90) calendar days following the Effective Date, ITT shall take all necessary steps to adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented. Except where specified otherwise, the Reforms shall be maintained for a period of no less than three (3) years from the date of implementation, subject to the terms and conditions set forth in Exhibit A to the Stipulation.

VI.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Actions and any other Released Claims.

Upon the Effective Date, ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT), and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against

[4]

ITT always has been, and continues to be, committed to the implementation, enhancement and enforcement of rigorous corporate governance measures. The fact that ITT has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

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the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Persons. ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT) and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT from any and all Defendants’ Released Claims; provided, however, that nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits provided to ITT and Current ITT Stockholders as a result of the settlement of the Actions, ITT has agreed to pay or cause to be paid to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $1.1 million ($1,100,000.00) (the “Fee Award”), subject to approval by the Court. As discussed above, as part of the mediation process, the Settling Parties agreed to a “Mediator’s proposal” by Judge

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Weinstein for the amount of the Fee Award, subject to the approval of the Court. The Settling Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon ITT and Current ITT Stockholders by the Stipulation. Each Service Award to each of the Plaintiffs, to the extent that it is applied for and approved in whole or part, shall be funded from the portion of the Fee Award distributed to that Plaintiff’s counsel. Defendants shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel, and Defendants shall take no position on the Service Awards and shall have no obligation to pay them.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current ITT Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current ITT Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of ITT common stock through the date of the Settlement Hearing, including the number of shares of ITT common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three years; (2) if a Current ITT Stockholder intends to appear and requests to be heard at the Settlement Hearing,

14

such Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current ITT Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker

THE WEISER LAW FIRM, P.C.

22 Cassatt Ave, Suite 100

Berwyn, PA 19312

Joshua M. Lifshitz

LIFSHITZ LAW FIRM

821 Franklin Avenue, Suite 209

Garden City, NY 11530

Telephone: (516) 493-9780

Co-Lead Counsel for Plaintiffs in the

New York Action

Jennifer L. Conn

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

Counsel for the Individual Defendants

Christopher Allegaert

ALLEGAERT BERGER & VOGEL LLP

111 Broadway, 20th Floor

New York, NY 10006

Counsel for ITT

Any Current ITT Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the New York Action with prejudice, and any and all of the releases set forth in the Stipulation.

15

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) the Judgment has become Final; and (3) the Indiana Actions have been dismissed with prejudice and the dismissal orders have become Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties to the Stipulation will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl Street, New York, NY 10007-1312, during business hours of each business day or by visiting ITT’s website at www.ittesi.com.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to the following:

Brett D. Stecker

THE WEISER LAW FIRM, P.C.

22 Cassatt Ave

Berwyn, PA 19312

Telephone: (610) 225-2677

Facsimile: (610) 225-2678

Joshua M. Lifshitz

LIFSHITZ LAW FIRM

821 Franklin Avenue, Suite 209

Garden City, NY 11530

Telephone: (516) 493-9780

16

Co-Lead Counsel for Plaintiffs in the New York Action

PLEASE DO NOT TELEPHONE THE COURT OR ITT

REGARDING THIS NOTICE.

17

EXHIBIT C

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SASHA WILFRED, derivatively on behalf

of ITT EDUCATIONAL SERVICES,

INC.,

Plaintiff,

v.

KEVIN M. MODANY, JOHN F. COZZI,

THOMAS I. MORGAN, JOHN E. DEAN,

JAMES D. FOWLER, JR., JOANNA T.

LAU, VIN WEBER, SAMUEL L. ODLE,

JOHN A. YENA, DANIEL M.

FITZPATRICK,

Defendants,

and

ITT EDUCATIONAL SERVICES, INC.,

Nominal Defendant.

: : : : : : : : : : : : : : : : : :	Civil Action No. 13-CV-3110 (JPO)

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER DERIVATIVE LITIGATION

TO:	ALL RECORD AND BENEFICIAL OWNERS OF ITT EDUCATIONAL SERVICES, INC. COMMON STOCK (TICKER SYBMOL: ESI) AS OF JANUARY 21, 2016, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT ITT STOCKHOLDERS”)

THIS NOTICE IS GIVEN pursuant to an order of the United States District Court for the Southern District of New York (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative action (the “New York Action”) and substantially similar derivative actions pending in the United States District Court for the Southern District of Indiana and the Marion County Superior Court, Marion County, Indiana, captioned Lawrence v. Modany, et al., Case No. 14-cv-2106, and McKee v. Modany, et al., Cause No. 49D07-1507-PL-021891, respectively (the “Indiana Actions”) (collectively, with the New York Action, the “Actions”). The Actions involve claims, brought derivatively on behalf of ITT Educational Services, Inc. (“ITT”), against certain of its current and former directors and officers alleging breaches of fiduciary duty and other claims, primarily in connection with certain risk-sharing agreements entered into between ITT and third-party lenders.

YOU ARE HEREBY NOTIFIED THAT a hearing (the “Settlement Hearing”) will be held on             , 2016, at     :       .m., before the Honorable J. Paul Oetken, at the United States District Court for the Southern District of New York, Thurgood Marshall United States Courthouse, 40 Foley Square, Courtroom 706, New York, NY 10007, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether an award of attorneys’ fees and reimbursement of expenses for Plaintiffs’ counsel (the “Fee Award”) should be approved. Because this is a stockholder derivative action brought for the benefit of ITT, no individual Current ITT Stockholder has the right to receive any individual compensation as a result of the Settlement. In accordance with the terms of the Settlement, and in consideration for certain releases, ITT has agreed to implement certain corporate governance reforms, to be administered by ITT and the ITT Board of Directors.

IF YOU ARE AN OWNER OF ITT COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Actions and the terms of the Settlement. If you are a Current ITT Stockholder, you may obtain a copy of a detailed Notice to Current ITT Stockholders (the “Notice”) describing the Actions, the proposed Settlement, and the rights of Current ITT Stockholders with regard to the Settlement, as well as a copy of the Stipulation of Settlement, by visiting the website www.ittesi.com. Should you have any other questions regarding the proposed Settlement of the Actions, please contact counsel for the Plaintiffs in the New York Action:

Brett D. Stecker THE WEISER LAW FIRM, P.C. 22 Cassatt Ave, Suite 100 Berwyn, PA 19312 Telephone: (610) 225-2677	Joshua M. Lifshitz LIFSHITZ LAW FIRM 821 Franklin Avenue, Suite 209 Garden City, NY 11530 Telephone: (516) 493-9780

Any Current ITT Stockholder may object and/or appear and show cause, if he, she or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award, including any service awards for Plaintiffs, should not be finally approved; provided, however, that no Current ITT Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has filed at least fourteen (14) days prior to the Settlement Hearing an objection with the Court. Any objection to the Settlement or Fee Award must be filed, in accordance with the procedures set forth in the Notice, with the Clerk of the Court (Honorable J. Paul Oetken, United States District Court, Southern District of New York, 500 Pearl Street, New York, NY 10007) in this case numbered 13-CV-3110 (JPO), no later than             , 2016 and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiffs’ counsel (at the addresses listed above) and on counsel for Defendants (at the addresses listed below):

Jennifer L. Conn GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue New York, NY 10166-0193	Christopher Allegaert ALLEGAERT BERGER & VOGEL LLP 111 Broadway, 20th Floor New York, NY 10006

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: , 2016	BY ORDER OF THE UNITED STATES
DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK

2

EXHIBIT D

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SASHA WILFRED, derivatively on behalf

of ITT EDUCATIONAL SERVICES,

INC.,

Plaintiff,

v.

KEVIN M. MODANY, JOHN F. COZZI,

THOMAS I. MORGAN, JOHN E. DEAN,

JAMES D. FOWLER, JR., JOANNA T.

LAU, VIN WEBER, SAMUEL L. ODLE,

JOHN A. YENA, DANIEL M.

FITZPATRICK,

Defendants,

and

ITT EDUCATIONAL SERVICES, INC.,

Nominal Defendant.

: : : : : : : : : : : : : : : : : :	Civil Action No. 13-CV-3110 (JPO)

[PROPOSED] ORDER PRELIMINARILY APPROVING

DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the parties to the above-captioned consolidated shareholder derivative action (the “New York Action”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Stipulation of Settlement dated January 21, 2016 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal of the New York Action and the related Indiana Actions with prejudice; and (ii) approving the form and content of both the Notice to Current ITT Stockholders (the “Notice”), to be filed with the SEC via a Current Report on Form 8-K and posted on the investor relations portion of ITT’s website, and the Summary Notice to be published one time in Investor’s Business Daily;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all Settling Parties have consented to the entry of this Preliminary Approval Order,

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the New York Action.

2. A hearing (the “Settlement Hearing”) shall be held before the Court on              , 2016 at             .m.,1 at the United States District Court for the Southern District of New York, Thurgood Marshall United States Courthouse, 40 Foley Square, Courtroom 706, New York, New York 10007, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to ITT and Current ITT Stockholders and should be finally approved by the Court; (ii) whether a Judgment finally approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the New York Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

3. The Court approves, as to form and content, the Notice attached as Exhibit B to the Stipulation and the Summary Notice attached as Exhibit C to the Stipulation, and finds that

[1]

The Settling Parties respectfully request that the Settlement Hearing be scheduled at least forty-five (45) days after the deadline for notice of the proposed Settlement to be given to Current ITT Stockholders.

the posting of such Notice and Summary Notice substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current ITT Stockholders and all other Persons entitled thereto.

4. Not later than ten (10) business days following entry of this Order, ITT shall cause the Notice to be filed with the SEC via a Current Report on Form 8-K and to be posted on the investor relations portion of ITT’s website. Within ten (10) business days following entry of this Order, ITT also will cause the Summary Notice to be published one time in Investor’s Business Daily.

5. All papers in support of the Settlement and the Fee Award, including any Service Awards, shall be filed with the Court and served at least twenty-one (21) days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) days prior to the Settlement Hearing.

6. Any Current ITT Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why the Fee Award, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current ITT Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award, unless that Stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of ITT common stock through the date of the Settlement Hearing, including the number of shares of ITT common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three years; (2) if a Current ITT Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current ITT Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker

THE WEISER LAW FIRM, P.C.

22 Cassatt Ave, Suite 100

Berwyn, PA 19312

Joshua M. Lifshitz

LIFSHITZ LAW FIRM

821 Franklin Avenue, Suite 209

Garden City, NY 11530

Telephone: (516) 493-9780

Co-Lead Counsel for Plaintiffs in the

New York Action

Jennifer L. Conn

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

Counsel for the Individual Defendants

Christopher Allegaert

ALLEGAERT BERGER & VOGEL LLP

111 Broadway, 20th Floor

New York, NY 10006

Counsel for ITT

Any Current ITT Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee Award, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the New York Action with prejudice, and any and all of the releases set forth in the Stipulation.

7. At least ten (10) business days prior to the Settlement Hearing, Defendants’ Counsel shall serve on Plaintiffs’ Counsel in the New York Action, and file with the Court, proof, by affidavit or declaration, of the publication of the Notice and Summary Notice.

8. All Current ITT Stockholders shall be bound by all orders, determinations, and judgments in the New York Action concerning the Settlement, whether favorable or unfavorable to Current ITT Stockholders.

9. Pending final determination of whether the Settlement should be approved, neither Plaintiffs or Plaintiffs’ Counsel, nor any Current ITT Stockholders or other Persons, either directly, representatively, or derivatively on behalf of ITT, or in any other capacity, shall commence or prosecute, or in any way instigate or participate in the commencement or prosecution of, any action or proceeding asserting any Released Claims against any of the Individual Defendants, ITT, or any other Released Person, in any court or tribunal.

10. Pursuant to the Stipulation, the Indiana Plaintiffs have agreed that, within five (5) business days after the entry of this Order, each of the Indiana Plaintiffs shall notify their respective Indiana court of the issuance of this Order, attaching a courtesy copy of this Order.

11. The fact and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Actions or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims; or

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

12. If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the New York Action will revert to their status as of the date immediately preceding the date of the Stipulation.

13. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current ITT Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current ITT Stockholders.

IT IS SO ORDERED.

DATED:
HONORABLE J. PAUL OETKEN UNITED STATES DISTRICT JUDGE

EXHIBIT E

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SASHA WILFRED, derivatively on behalf

of ITT EDUCATIONAL SERVICES,

INC.,

Plaintiff,

v.

KEVIN M. MODANY, JOHN F. COZZI,

THOMAS I. MORGAN, JOHN E. DEAN,

JAMES D. FOWLER, JR., JOANNA T.

LAU, VIN WEBER, SAMUEL L. ODLE,

JOHN A. YENA, DANIEL M.

FITZPATRICK,

Defendants,

and

ITT EDUCATIONAL SERVICES, INC.,

Nominal Defendant.

: : : : : : : : : : : : : : : : : :	Civil Action No. 13-CV-3110 (JPO)

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated             , 2016 (the “Preliminary Approval Order”), on the application of the Settling Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated January 21, 2016 (the “Stipulation”). Due and adequate notice having been given to Current ITT Stockholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Actions, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Settling Parties, ITT, and Current ITT Stockholders, and hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

4. The New York Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. Upon the Effective Date, ITT, Plaintiffs (individually and derivatively on behalf of ITT), and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons. ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT) and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT with respect to any claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT. Notwithstanding the foregoing, nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings. Nor shall the foregoing in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. The Court finds that the Notice to Current ITT Stockholders filed with the SEC via a Current Report on Form 8-K and posted on the investor relations portion of ITT’s website, and the Summary Notice published in Investor’s Business Daily, were made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

8. Pursuant to the Stipulation, the Indiana Plaintiffs have agreed that, within five (5) business days after the date that this Judgment finally approving the Settlement is entered, each of the Indiana Plaintiffs shall notify their respective Indiana court that the Court entered this Judgment, attaching a courtesy copy of the Judgment. The Indiana Plaintiffs also have agreed that, within five (5) business days after the date that this Judgment becomes Final, each of the Indiana Plaintiffs will file papers to move their respective Indiana court for voluntary dismissal of their respective Indiana Action with prejudice, in accordance with that court’s local rules. Pursuant to the Stipulation, the Effective Date of the Settlement shall not occur until the Indiana Actions have been dismissed with prejudice and those dismissal orders are Final.

9. The Court finds that during the course of the Actions, the Settling Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

10. The Court finds that the Fee Award is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee Award.

11. The Court finds that the Service Awards are fair and reasonable, in accordance with the Stipulation, and finally approves the Service Awards, to be paid from the Fee Award by Plaintiffs’ Counsel.

12. This Judgment, the fact and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Actions or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims; or

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

13. This Judgment, the Stipulation, the Settlement, and any act performed or document executed pursuant to or in furtherance thereof, shall not be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement. However, the Released Persons may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

14. Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

15. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED:
HONORABLE J. PAUL OETKEN
UNITED STATES DISTRICT JUDGE